Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Third Quarter 2018 Results

•	Net loss of $(51) million, or $(0.37) per diluted share

•	Adjusted net loss of $(35) million, or $(0.26) per diluted share

HOUSTON, November 5, 2018 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the third quarter of 2018:

	Three Months Ended
Thousands of dollars, except per share data	September 30, 2018	June 30, 2018
Total revenues	$286,322	$268,861
Operating loss	(23,043)	(52,375)
Adjusted operating loss	(4,794)	(23,885)
Net loss	(51,112)	(69,274)
Adjusted net loss	(35,257)	(44,900)
Loss per diluted share	$(0.37)	$(0.50)
Adjusted loss per diluted share	$(0.26)	$(0.33)

“We achieved another strong contracting quarter by securing approximately 30 months of additional backlog,” said Marc Edwards, President and Chief Executive Officer. “The new fixtures were awarded for the Ocean GreatWhite in the North Sea, the Ocean Apex in Australia, and the Ocean Monarch in Myanmar.”

Edwards added, “Diamond Offshore continues to take the necessary steps to position the Company for long-term success. As such, we entered into a new $950 million revolving credit facility maturing October 2023 and amended our existing credit facility. Combined, this provides $1.275 billion of availability and further enhances our liquidity runway.”

As of October 1, 2018, the Company’s total contracted backlog was $2.0 billion, not including $135 million margin commitment from one of the Company’s customers.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 8:00 a.m. CST today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839 for international callers. The conference ID number is 6584488. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Contract drilling	$280,691	$357,683	$833,970	$1,113,410
Revenues related to reimbursable expenses	5,631	8,340	16,723	26,128

Total revenues	286,322	366,023	850,693	1,139,538

Operating expenses:
Contract drilling, excluding depreciation	188,456	198,072	562,466	597,812
Reimbursable expenses	5,574	8,220	16,458	25,488
Depreciation	81,884	83,281	245,534	262,492
General and administrative	33,308	17,806	70,057	54,299
Impairment of assets	—	—	27,225	71,268
Restructuring and separation costs	649	—	4,925	—
(Gain) loss on disposition of assets	(506)	63	(1,066)	(2,085)

Total operating expenses	309,365	307,442	925,599	1,009,274

Operating (loss) income	(23,043)	58,581	(74,906)	130,264
Other income (expense):
Interest income	2,364	776	6,001	1,347
Interest expense	(34,293)	(28,562)	(92,196)	(83,409)
Foreign currency transaction gain (loss)	(743)	(677)	115	(517)
Loss on extinguishment of senior notes	—	(35,366)	—	(35,366)
Other, net	(179)	1,447	664	1,322

(Loss) income before income tax benefit	(55,894)	(3,801)	(160,322)	13,641
Income tax benefit	4,782	14,600	59,257	36,646

Net (loss) income	$(51,112)	$10,799	$(101,065)	$50,287

(Loss) income per share	$(0.37)	$0.08	$(0.74)	$0.37

Weighted-average shares outstanding:
Shares of common stock	137,434	137,227	137,386	137,208
Dilutive potential shares of common stock	—	14	—	29

Total weighted-average shares outstanding	137,434	137,241	137,386	137,237

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
REVENUES RELATED TO CONTRACT DRILLING	$280,691	$265,353	$357,683
REVENUES RELATED TO REIMBURSABLE EXPENSES	5,631	3,508	8,340

TOTAL REVENUES	$286,322	$268,861	$366,023

CONTRACT DRILLING EXPENSE, EXCLUDING DEPRECIATION	$188,456	$189,321	$198,072
REIMBURSABLE EXPENSES	$5,574	$3,414	$8,220
OPERATING (LOSS) INCOME
Contract drilling services, net	$92,235	$76,032	$159,611
Reimbursable expenses, net	57	94	120
Depreciation	(81,884)	(81,825)	(83,281)
General and administrative expense	(33,308)	(18,236)	(17,806)
Impairment of assets	—	(27,225)	—
Restructuring and separation costs	(649)	(1,265)	—
Gain (loss) on disposition of assets	506	50	(63)

Total Operating (Loss) Income	$(23,043)	$(52,375)	$58,581

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$201,853	$376,037
Marketable securities	274,690	—
Accounts receivable, net of allowance for bad debts	198,701	256,730
Prepaid expenses and other current assets	139,191	157,625
Assets held for sale	—	96,261

Total current assets	814,435	886,653
Drilling and other property and equipment, net of accumulated depreciation	5,191,841	5,261,641
Other assets	62,047	102,276

Total assets	$6,068,323	$6,250,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$208,317	$223,288
Long-term debt	1,973,488	1,972,225
Deferred tax liability	114,736	167,299
Other liabilities	110,643	113,497
Stockholders’ equity	3,661,139	3,774,261

Total liabilities and stockholders’ equity	$6,068,323	$6,250,570

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2018	2017
Operating activities:
Net (loss) income	$(101,065)	$50,287
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	245,534	262,492
Loss on impairments of assets	27,225	71,268
Loss on extinguishment of senior notes	—	35,366
Deferred contract costs, net	34,901	32,701
Deferred tax provision	(69,109)	(73,873)
Other	(7,520)	10,469
Net changes in operating working capital	58,790	(22,075)

Net cash provided by operating activities	188,756	366,635

Investing activities:
Capital expenditures	(159,751)	(100,613)
Proceeds from maturities of marketable securities	775,000	31
Purchase of marketable securities	(1,047,453)	—
Proceeds from disposition of assets, net of disposal costs	69,533	4,017

Net cash used in investing activities	(362,671)	(96,565)

Financing activities:
Redemption of senior notes	—	(500,000)
Payment of debt extinguishment costs	—	(34,395)
Proceeds from issuance of senior costs	—	496,360
Net repayment of short-term borrowings	—	(104,200)
Other	(269)	(7,382)

Net cash used in financing activities	(269)	(149,617)

Net change in cash and cash equivalents	(174,184)	120,453
Cash and cash equivalents, beginning of period	376,037	156,233

Cash and cash equivalents, end of period	$201,853	$276,686

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

	Third Quarter 2018			Second Quarter 2018			Third Quarter 2017
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
Floaters	$333	54%	97.0%	$317	53%	90.8%	$357	46%	94.2%
Jack-ups	—	—	—	—	—	—	$75	95%	95.3%
Fleet Total			97.0%			90.8%			94.3%

(1)

Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)

Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs). Our current fleet includes four floaters that are cold stacked.

(3)

Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated, non-revenue earning equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating income, adjusted net income and adjusted earnings per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain charges that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude restructuring and separation costs incurred in 2018, costs incurred in the third quarter 2018 for settlement of a previously pending legal claim, the loss on a rig sale recognized in the third quarter 2018 and the third quarter 2017 loss on extinguishment of debt, as well as the related tax effects thereof, are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Reconciliation of As Reported Operating (Loss) Income to Adjusted Operating (Loss) Income:
(In thousands)
As reported operating (loss) income	$(23,043)	$(52,375)	$58,581
Impairments and other charges:
Impairment of rigs	—	27,225	—
Legal settlement	17,500	—	—
Restructuring and separation costs	649	1,265	—
Loss on sale of rigs	100	—	—

Adjusted operating (loss) income	$(4,794)	$(23,885)	$58,581

Reconciliation of As Reported Net (Loss) Income to Adjusted Net (Loss) Income:
(In thousands)
As reported net (loss) income	$(51,112)	$(69,274)	$10,799
Impairments and other charges:
Impairment of rigs	—	27,225	—
Loss on early extinguishment of senior notes	—	—	35,366
Legal settlements	17,500	—	—
Restructuring and separation costs	649	1,265	—
Loss on sale of rigs	100	—	—
Tax effect of impairments and other charges:
Impairment of rigs	—	(3,933)	—
Loss on early extinguishment of senior notes	—	—	(12,378)
Legal settlements	(2,296)	—	—
Restructuring and separation costs	(85)	(183)	—
Loss on sale of rigs	(13)	—	—

Adjusted net (loss) income	$(35,257)	$(44,900)	$33,787

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Reconciliation of As Reported (Loss) Income per Diluted Share to Adjusted (Loss) Earnings per Diluted Share:
As reported (loss) income per diluted share	$(0.37)	$(0.50)	$0.08
Impairments and other charges:
Impairment of rigs	—	0.19	—
Loss on early extinguishment of senior notes	—	—	0.26
Legal settlement	0.12
Restructuring and separation costs	0.01	0.01	—
Loss on sale of rigs	—	—	—
Tax effect of impairments and other charges:
Impairment of rigs	—	(0.03)	—
Loss on early extinguishment of senior notes	—	—	(0.09)
Legal settlements	(0.02)
Restructuring and separation costs	—	—	—
Loss on sale of rigs	—	—	—

Adjusted (loss) income per diluted share	$(0.26)	$(0.33)	$0.25